                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                 April 16, 2001

                          NET2000 COMMUNICATIONS, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                 000-29515                    510384995
           --------                 ---------                    ---------
(State of Incorporation)  (Commission File Number)  (IRS Employer Identification No.)


                               2180 Fox Mill Road
                             Herndon, Virginia 20171
                             -----------------------
               (Address of principal executive offices) (Zip Code)

                                  703-561-5000
                                  ------------
                         (Registrant's telephone number)



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ITEM 5.  OTHER EVENTS.

        Pursuant to the Securities Purchase Agreement dated March 27, 2001, by and between Net2000 Communications, Inc. ("Net2000") and the parties named therein, Net2000 issued 65,000 shares of its Series D convertible pay-in-kind preferred stock to Boston Ventures, BancBoston Capital, The Carlyle Group, PNC Capital Corporation and Nortel Networks Inc. (Nortel Networks). The preferred shares will be convertible initially into approximately 22 million shares of common stock, based upon a conversion price of $2.955. In addition, these investors received warrants to purchase up to an aggregate of 1.76 million shares of common stock at an exercise price of $10.00 per share. A copy of the Securities Purchase Agreement is attached hereto as Exhibit 10.1.

        In connection with this preferred stock financing, Net2000 also granted registration rights to the preferred stockholders under a Registration Rights Agreement dated March 27, 2001, by and between Net2000 and certain stockholders named therein. Upon exercise of these registration rights, these stockholders can require us to file registration statements covering the sale of shares of common stock held by them and may include the sale of their shares in registration statements covering our sale of common stock to the public. A copy of this Registration Rights Agreement is attached hereto as Exhibit 10.2.

        In addition, under a Shelf Registration Rights Agreement dated March 27, 2001, by and between Net2000 and certain stockholders named therein, Net2000 agreed to file a registration statement with the Securities and Exchange Commission covering all of the common stock currently held by Nortel Networks, The Carlyle Group and PNC Capital Corporation (not including the shares of common stock issuable to them upon conversion of their Series D preferred stock). Net2000 agreed to use its best efforts to cause that registration statement be declared effective by the SEC no later than October 2001. A copy of this Shelf Registration Rights Agreement is attached hereto as Exhibit 10.3.

        On April 12, 2001, Net2000 Communications Group, Inc. entered into the Third Amended and Restated Credit Agreement with Toronto Dominion (Texas), Inc., as Administrative Agent, and the Lenders named therein (the "Amended and Restated Credit Agreement"). This Credit Agreement increased the funding available under its existing senior secured credit facility, led by TD Securities (USA) Inc., by $125 million. A copy of this Amended and Restated Credit Agreement is attached hereto as Exhibit 10.4.

        On March 27, 2001, Net2000 Communications Capital Equipment, Inc. entered into a Purchase and License Agreement with Nortel Networks. Pursuant to this Purchase and License Agreement, Net2000 has agreed to purchase products and services from Nortel Networks at a total purchase price of at least $165 million over a three year period. A copy of this Purchase and License Agreement is attached hereto as Exhibit 10.5.



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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       NET2000 COMMUNICATIONS, INC.



Date:  April 16, 2001                      /s/ Clayton A. Thomas, Jr.
                                       -------------------------------------
                                       By:    Clayton A. Thomas, Jr.
                                       Title: Chief Executive Officer



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                                  EXHIBIT INDEX


4.1 Form of Certificate of Designation of Series D Convertible Pay In Kind Preferred Stock.

4.2     Form of Warrant.

10.1 Securities Purchase Agreement dated as of March 27, 2001 by and among Net2000 Communications, Inc. and the investors listed on the Schedule of Buyers attached thereto.

10.1.1 Amendment No. 1 to the Securities Purchase Agreement dated March 27, dated as of April 2, 2001.

10.2 Registration Rights Agreement, dated as of April 12, 2001, by and among Net2000 Communications, Inc. and the Stockholders (as defined therein).

10.3 Shelf Registration Rights Agreement dated as of April 12, 2001, by and among Net2000 Communications, Inc. and the Stockholders (as defined therein).

10.4 Third Amended and Restated Credit Agreement dated as of April 12, 2001, by and among Net2000 Communications Group, Inc., as Borrower, Toronto Dominion (Texas), Inc., as Administrative Agent, and the Lenders named therein.

10.5*   Purchase and License Agreement dated as of March 27, 2001 by and among
Net2000 Communications Capital Equipment, Inc. and Nortel Networks Inc.

99.1    Press release of Net2000 Communications, Inc. dated March 29, 2001.

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*Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission on April 16, 2001.



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